UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023

INNOVAGE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40159	81-0710819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8950 E. Lowry Boulevard Denver, CO (Address of principal executive offices)	80230 (Zip Code)

(844) 803-8745

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INNV	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 13, 2023, InnovAge Holding Corp. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the close of business on October 20, 2023, the record date for the Annual Meeting, the Company had 135,884,840 shares of common stock outstanding. The holders of 133,264,048 shares of the Company’s common stock were present at the Annual Meeting, either in person or by proxy, which constituted a quorum for the purpose of conducting business at the Annual Meeting.

Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting.

Proposal No. 1: Election of directors.

The Company’s stockholders elected the following nominees to serve as Class III directors for a term expiring at the Company’s annual meeting of stockholders to be held in 2026 and until their successors are duly elected and qualified.

			Broker Non-
Nominee	For	Withheld	Votes
John Ellis Bush	132,085,381	140,926	1,037,741
Patricia Fontneau	132,108,123	118,184	1,037,741
Ted Kennedy, Jr.	128,180,607	4,045,700	1,037,741

Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024.

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024 was ratified.

For	Against	Abstentions
133,241,562	22,452	34

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On December 18, 2023, Nicole D’Amato, Chief Legal Officer and Corporate Secretary of the Company, received a grant of 250,000 Class B Units of TCO Group Holdings, L.P. pursuant to a Class B Unit Award Agreement. 50% of such units vest in substantially equal annual installments over four years. The remaining 50% are subject to performance-based vesting and vest upon the consummation of a Change of Control (as defined in the Class B Unit Award Agreement) as to (i) 33% if Ignite Aggregator LP achieves a multiple on invested capital (“MOIC”) equal to 2.0x; or (ii) 100% if the MOIC is equal to at least 2.5x, in each case, subject to continued employment through the date of such Change of Control. The terms of the Class B Unit Award Agreement are substantially the same as those previously described under the headings “Profits Interests” in the Company’s Definitive Proxy Statement filed on October 27, 2023, which description is incorporated by reference herein.

The foregoing description of the Class B Unit Award Agreement is not complete and is qualified by reference to the full text and terms of the agreement, which is filed as Exhibit 10.1 to this report, and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report:

Exhibit #	Description
10.1	Class B Unit Award Agreement, dated as of December 18, 2023, by and between TCO Group Holdings, L.P. and Nicole D’Amato
104	Cover Page Interactive Data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVAGE HOLDING CORP.

Date: December 19, 2023	By:	/s/ Benjamin C. Adams
	Name:	Benjamin C. Adams
	Title:	Chief Financial Officer